UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2020

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Depositary Shares, each representing a 1/1000th interest in a share of 6.0% Series B Non-Cumulative Perpetual Preferred Stock	CBSHP	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 3, 2020, the Compensation and Human Resources Committee of the Board of Directors of Commerce Bancshares, Inc. (the Company) approved the base salary for 2020 (effective April 1, 2020) and the payment of cash bonuses to the Company’s CEO and its other named executive officers, as listed in the table below. The cash bonuses include performance-based compensation in accordance with the Company’s Executive Incentive Compensation Plan. The Committee also approved the grant to those individuals of restricted stock awards and stock appreciation rights under the Company’s 2005 Equity Incentive Plan.

			2019	Restricted	Stock
		2020	Performance-	Stock	Appreciation
		Salary	Based Bonus	Awards	Rights
Executive Officer	Title	$	$	#	#
John W. Kemper	President & CEO	950,951	749,100	28,223	—
Charles G. Kim	Executive Vice President & CFO	514,778	263,581	7,174	7,071
David W. Kemper	Executive Chairman	400,000	200,000	14,732	—
Kevin G. Barth	Executive Vice President	514,778	263,581	5,718	7,071
John K. Handy	Executive Vice President	422,816	340,506	5,155	—
Robert S. Holmes	Executive Vice President	446,449	211,011	4,866	—

Exhibits

104    The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: February 7, 2020